UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2009

MICROMET, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6707 Democracy Boulevard, Suite 505, Bethesda, MD	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 752-1420

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 12, 2009, Micromet, Inc. through its wholly-owned subsidiary Micromet AG (collectively, the “Company”) entered into an option, collaboration and license agreement (the “Agreement”) with Bayer Schering Pharma AG (“Bayer Schering Pharma”), under which Bayer Schering Pharma has the exclusive option to obtain a license to one of the Company’s preclinical BiTE antibodies against an undisclosed oncology target.

Under the terms of the Agreement, Bayer Schering Pharma will pay the Company a Euro 4.5 million fee to secure a one year option on a specific BiTE antibody.  Bayer Schering Pharma may exercise this option on or before January 5, 2010 through the additional payment of an option exercise fee.  The exercise of the option would trigger a formal collaboration between the Company and Bayer Schering Pharma on the development of the BiTE antibody through the completion of phase 1 clinical trials, at which point Bayer Schering Pharma would assume full control of the further development and commercialization of the BiTE antibody.  In addition to the payment of the initial option fee, the Company would be eligible to receive an option exercise fee, and development and sales milestone payments of approximately Euro 290 million in total and up to double digit royalties based on tiered net sales of the product to be developed under the Agreement.  In addition, the Company would be reimbursed for its R&D expenses incurred in connection with the development of the BiTE antibody in the collaboration with Bayer Schering Pharma.

Prior to exercising the option, Bayer Schering Pharma may terminate the Agreement for any reason by 30 days prior written notice to the Company.  After exercise of the option, Bayer Schering Pharma can terminate the Agreement for any reason by 120 days prior written notice to the Company.

The foregoing description of the Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2009.

Item 8.01. Other Events.

On January 12, 2009, the Company issued a press release announcing the Company’s entry into the Option, Collaboration and License Agreement with Bayer Schering Pharma, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC.

Date: January 14, 2009	By:	/s/ Matthias Alder
	Name:	Matthias Alder
	Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 12, 2009.